CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Prospectus and to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement on Form N-2 (File Nos. 333-144838 and 811-02201) of The Herzfeld Caribbean Basin Fund, Inc. of our report dated August 20, 2007, included in the 2007 Annual Reports to Shareholders.

San Francisco, California
September 13, 2007